UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 27, 2013

BIOAMBER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35905	98-0601045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Rene Levesque West, Suite 4110 Montreal, Quebec, Canada H3B 4W8	3850 Lane North, Suite 180 Plymouth, Minnesota 55447
(Address of principal executive offices)

Registrant’s telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

BioAmber Inc. (the “Company”) announced that on August 27, 2013, Kenneth W. Wall was elected to the Board of Directors of the Company. Mr. Wall was elected as a Class III director and will serve until the Company’s annual meeting of stockholders in 2016 or until his successor is duly elected and qualified.

Mr. Wall previously served as BioAmber’s Chief Operations Officer from October 2012 to June 2013, and as BioAmber’s Senior Vice President of Manufacturing from 2011 to October 2012. From 2005 to 2011, Mr. Wall was a consultant to the chemical industry, and prior to that served in various management positions at INVISTA and DuPont. Mr. Wall holds a Ph.D. in chemical engineering from the University of Missouri-Rolla, a Master of Science in chemical engineering from the University of Missouri-Rolla and a Bachelor of Science in chemical engineering from the University of Missouri-Rolla.

There are no arrangements or understandings between Mr. Wall and any person pursuant to which Mr. Wall became a director. Mr. Wall is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2013	BIOAMBER INC.

	By:	/s/ Jean-François Huc
Jean-François Huc
President, Chief Executive Officer and Director